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                             AMERIGAS PROPANE, INC.

                          2000 LONG-TERM INCENTIVE PLAN

                      ON BEHALF OF AMERIGAS PARTNERS, L.P.
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                                TABLE OF CONTENTS



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SECTION NUMBER                                                                                       PAGE
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1.     Purpose and Design......................................................................        1

2.     Definitions.............................................................................        1

3.     Maximum Number of Units Available for Grants............................................        3

4.     Duration of the Plan....................................................................        4

5.     Administration..........................................................................        4

6.     Eligibility.............................................................................        4

7.     Restricted Units........................................................................        4

8.     Restricted Unit Distribution Equivalents................................................        6

9.     Requirements for Performance Goals and Performance Periods..............................        7

10.    Non-Transferability.....................................................................        8

11.    Consequences of a Change of Control.....................................................        8

12.    Adjustment of Number and Price of Units, Etc............................................        8

13.    Limitation of Rights....................................................................        9

14.    Amendment or Termination of Plan........................................................        9

15.    Tax Withholding.........................................................................        9

16.    Governmental Approval...................................................................        9

17.    Effective Date of Plan..................................................................       10

18.    Successors .............................................................................       10

19.    Headings and Captions...................................................................       10

20.    Governing Law...........................................................................       10
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                                       (i)
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                             AMERIGAS PROPANE, INC.

                          2000 LONG-TERM INCENTIVE PLAN

                      ON BEHALF OF AMERIGAS PARTNERS, L.P.


1.       PURPOSE AND DESIGN

         The purpose of this Plan is to assist the Company in its capacity as General Partner of AmeriGas Partners, L.P. ("APLP" or the "Partnership") in securing and retaining key corporate executives of outstanding ability who are in a position to participate significantly in the development and implementation of the General Partner's strategic plans and thereby to contribute materially to the long-term growth, development, and profitability of APLP by affording them an opportunity to acquire Units by the achievement of specific performance goals. The Plan is designed to align directly long-term executive compensation with tangible, direct and identifiable benefits realized by APLP Unitholders.

2.       DEFINITIONS

         Whenever used in this Plan, the following terms will have the respective meanings set forth below:

         2.01 "Administrative Committee" means the committee of employees of the Company and its affiliates appointed by the Committee to perform ministerial and other assigned functions.

         2.02 "Affiliate" will have the meaning ascribed to such term in Rule 12b-2 of the General Rules under the Exchange Act.

         2.03 "APLP" means AmeriGas Partners, L.P., a Delaware limited partnership.

         2.04 "APLP Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of AmeriGas Partners, L.P., dated as of September 18, 1995, as amended from time to time.

         2.05 "Board" means the Company's Board of Directors as constituted from time to time.

         2.06 "Change of Control" means a change of control as defined in the change of control agreement between the Company and its executive officers, as amended from time to time.

         2.07 "Committee" means the Compensation/Pension Committee of the Board or its successor.
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         2.08 "Common Unit" means a unit representing a fractional part of the
Partnership interests of all limited partners and assignees and having the rights and obligations specified with respect to Common Units in the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended from time to time.

         2.09 "Company" means AmeriGas Propane, Inc., a Pennsylvania corporation, and any successor thereto that is the General Partner.

         2.10 "Comparison Group" means the group determined by the Committee no later than ninety (90) days after the commencement of a Performance Period consisting of the Partnership and such other entities deemed by the Committee (in its sole discretion) to be reasonably comparable to the Partnership.

         2.11 "Date of Grant" means the effective date of a Restricted Unit grant; provided, however, that no retroactive grants will be made.

         2.12 "Employee" means a regular full-time salaried employee (including officers and directors who are also employees) of the Company who performs services directly or indirectly for the benefit of the Partnership.

         2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.14 "General Partner" means AmeriGas Propane, Inc., its successor as general partner of APLP, or its transferee, all as provided in Section 6.4(c) of the APLP Partnership Agreement.

         2.15 "Operating Partnership" means AmeriGas Propane, L.P., a Delaware limited partnership.

         2.16 "Participant" means an Employee designated by the Committee to participate in the Plan.

         2.17 "Partnership" means AmeriGas Partners, L.P., a Delaware limited Partnership or any successor thereto.

         2.18 "Partnership Security" means any class or series of Partnership interest, any option, right, warrant or appreciation rights relating thereto, or any other type of equity interest that APLP may lawfully issue, or any unsecured or secured debt obligation of APLP that is convertible into any class or series of equity interests of APLP.

         2.19 "Performance Goal" means the goal or goals that must be met in order for Restricted Unit Distribution Equivalents, if any, to be paid and restrictions on Restricted Units to lapse. All Performance Goals must meet the requirements of Section 9.


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         2.20 "Performance Period" means the performance period during which performance will be measured for Performance Goals. Performance Periods must meet the requirements of Section 9.

         2.21 "Plan" means the AmeriGas Propane, Inc. 2000 Long-Term Incentive Plan on behalf of AmeriGas Partners, L.P. as stated herein, including any amendments or modifications thereto.

         2.22 "Restricted Unit Distribution Equivalent" means an amount determined by multiplying the number of Restricted Units granted to a Participant subject to any adjustment under Section 12, by the per-Unit cash distribution, or the per-Unit fair market value (as determined by the Committee) of any distribution in consideration other than cash, paid by APLP on its Units on a distribution payment date that falls within the relevant Performance Period.

         2.23 "Restricted Units" means Units that are subject to restrictions which lapse upon the achievement of Performance Goals within the relevant Performance Period.

         2.24 "Retirement" means separation from employment upon or after attaining (i) age 55 with at least 10 years of service with the Company or its affiliates, or (ii) age 65 with at least 5 years of service with the Company or its affiliates.

         2.25 "Termination without Cause" means termination for the convenience of the Company or the Partnership for any reason other than (i) misappropriation of funds, (ii) habitual insobriety or substance abuse, (iii) conviction of a crime involving moral turpitude, or (iv) gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company or the Partnership. The Committee will have the sole discretion to determine whether a significant reduction in the duties and responsibilities of a Participant will constitute a Termination without Cause.


3.       MAXIMUM NUMBER OF UNITS AVAILABLE FOR GRANTS

         The number of Restricted Units that may be granted under this Plan may not exceed 500,000 in the aggregate, subject, however, to the adjustment provisions of Section 12 below. With regard to grants to any one individual in a calendar year, the number of Restricted Units that may be issued will not exceed 25,000. If Restricted Units are forfeited, forfeited Restricted Units will again be available for the purposes of the Plan. Restricted Units may be (i) previously issued and outstanding Units, (ii) newly issued Units, or (iii) a combination of each.




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4.       DURATION OF THE PLAN

         The Plan will remain in effect until all Units subject to it have been issued and transferred to Participants and all Restricted Units have been vested or forfeited. Notwithstanding the foregoing, Restricted Units may not be granted after December 31, 2009.

5.       ADMINISTRATION

         The Plan will be administered by the Committee. Subject to the express provisions of the Plan, the Committee will have authority, in its complete discretion, to determine the Employees to whom, and the time or times at which grants will be made. In making such determinations, the Committee may take into account the nature of the services rendered by an Employee, the present and potential contributions of the Employee to the Partnership's success and such other factors as the Committee in its discretion deems relevant. Grants under the Plan need not be uniform as among Participants. Subject to the express provisions of the Plan, the Committee will also have authority to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the restrictions relating to Restricted Units (none of which need be identical), and to make all other determinations (including factual determinations) necessary or advisable for the orderly administration of the Plan. All ministerial functions, in addition to those specifically delegated elsewhere in the Plan, shall be performed by a committee comprised of employees of the Company and its affiliates ("Administrative Committee") appointed by the Committee.

6.       ELIGIBILITY

         Grants hereunder may be made only to Employees (including directors who are also Employees of the Company) who, in the sole judgment of the Committee, are individuals who are in a position to significantly participate in the development and implementation of the General Partner's strategic plans for the Partnership and thereby contribute materially to the continued growth and development of the Partnership and to its future financial success.

7.       RESTRICTED UNITS

         7.1 Grant of Restricted Units. Subject to the provisions of Section 3, Restricted Units and Restricted Unit Distribution Equivalents may be granted to Participants at any time and from time to time as may be determined by the Committee. Restricted Units may be granted with or without Restricted Unit Distribution Equivalents as determined by the Committee. Units issued or transferred pursuant to awards of Restricted Units may be issued or transferred for consideration or for no consideration, and will be subject to Performance Goals meeting the requirements of Section 9.

         7.2 Requirement of Employment. If the Participant ceases to be an Employee before the Performance Goals are met, awards of Restricted Units will terminate as to all Units covered by the grant as to which the restrictions have not lapsed, and those Units must be immediately

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returned to the Company. The Committee may provide for partial awards if a
Participant remains employed by the Company, but is no longer performing services directly or indirectly for the benefit of the Partnership. However, if a Participant holding Restricted Units ceases to be an Employee by reason of (i) Retirement, (ii) disability, or (iii) death, the restrictions on Restricted Units held by any such Participant will lapse pursuant to the following:

                  (a) Retirement. If a Participant terminates employment on account of Retirement, the restrictions on such Participant's Restricted Units will lapse with regard to any Performance Period that ends within 36 months after the date of such retirement; provided that Performance Goals associated with such Performance Period are achieved within that 36-month period.

                  (b) Disability. If a Participant is determined to be "disabled" (as defined under the Company's long-term disability plan), the restrictions on such Participant's Restricted Units will lapse with regard to any Performance Period that ends within 36 months after the date of such disability; provided that Performance Goals associated with such Performance Period are achieved within that 36 month period.

                  (c) Death. In the event of the death of a Participant while employed by the Company, the restrictions on such Participant's Restricted Units will lapse at the end of the Performance Period associated with such Restricted Units upon the achievement of the related Performance Goals.

         7.3 Restrictions on Transfer and Legend on Unit Certificate. Until the Performance Goals are met, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the Restricted Units or rights to Restricted Unit Distribution Equivalents, if any. Each certificate for Restricted Units will contain a legend giving appropriate notice of the restrictions in the grant. The Participant will be entitled to have the legend removed from the certificate covering the Units subject to restrictions when all restrictions on such Units have lapsed. The Administrative Committee may determine that the Company will not issue certificates for Restricted Units until all restrictions on such Units have lapsed, or that the Company will retain possession of certificates for Restricted Units until all restrictions on such Units have lapsed.

         7.4 Privileges of a Unitholder. Unless the Committee determines otherwise, during the Performance Period, a Participant issued certificates under Section 7.3 will have the right to vote Restricted Units, and to receive any distributions paid on such Units subject to any restrictions deemed appropriate by the Committee.

         7.5 Form of Payment for Restricted Units. The Committee will have the sole discretion to determine whether the Company's obligation in respect of payment of awards of Restricted Units for a Participant who is not issued certificates under Section 7.3 will be paid in Units, solely in cash or partly in Units and partly in cash.




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8.       RESTRICTED UNIT DISTRIBUTION EQUIVALENTS

         8.1 Amount of Distribution Equivalents Credited. If the Committee so specifies when granting Restricted Units, from the Date of Grant of Restricted Units to a Participant until the earlier of (i) the end of the applicable Performance Period or (ii) the date of disability, death or termination of employment for any reason (including retirement), of a Participant, the Company will keep records for such Participant ("Account") and will credit on each payment date for the payment of a distribution made by APLP on its Units an amount equal to the Restricted Unit Distribution Equivalent associated with such Restricted Units. Notwithstanding the foregoing, a Participant may not accrue during any calendar year Distribution Equivalents in excess of $500,000. No interest will be credited to any such Account.

         8.2 Payment of Credited Restricted Unit Distribution Equivalents. Payment of Restricted Unit Distribution Equivalents will be made only upon the determination by the Committee that the Performance Goals associated with such Distribution Equivalents have been achieved as prescribed in accordance with
Section 9.

         8.3 Timing of Payment of Restricted Unit Distribution Equivalents. Except as otherwise determined by the Committee, in the event of (i) termination of a grant of Restricted Units pursuant to Section 7.2, no payments of Restricted Unit Dividend Equivalents will be made (A) prior to the end of the applicable Performance Period and (B) to any Participant whose employment by the Company terminates prior to the end of the applicable Performance Period for any reason other than Retirement, death or disability. As soon as practicable after the end of such Performance Period, the Committee will certify and announce the results for each Performance Period prior to any payment. Unless a Participant will have made an election under Section 8.4 to defer receipt of any portion of such amount, a Participant will receive the aggregate amount of Restricted Unit Dividend Equivalents payable to that Participant in cash.

         8.4 Deferral of Restricted Unit Distribution Equivalents. A Participant will have the right to defer receipt of any Restricted Unit Distribution Equivalent payments if the Participant elects to do so on or prior to December 31 of the year preceding the beginning of the last full year of the applicable Performance Period (or such other time as the Administrative Committee will determine is appropriate to make such deferral effective under the applicable requirements of federal tax laws). The terms and conditions of any such deferral (including the period of time thereof) will be subject to approval by the Administrative Committee and all deferrals will be made on a form provided a Participant for this purpose.




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9.       REQUIREMENTS FOR PERFORMANCE GOALS AND PERFORMANCE PERIODS

         9.1 Designation as Qualified Performance-Based Compensation. Grants of Restricted Units and Restricted Unit Distribution Equivalents will qualify as "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code ("Code"), including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Goals have been met. The Committee will not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Goals, but may, in its sole discretion, reduce the amount of compensation that is payable upon the achievement of the designated Performance Goals.

         9.2 Requirements for Performance Goals. When Restricted Units and Restricted Unit Distribution Equivalents are granted, the Committee will establish in writing Performance Goals either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has elapsed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The Performance Goal must specify (A) the Performance Goal(s) that must be met in order for restrictions on the Restricted Units to lapse or the Restricted Unit Distribution Equivalents to be paid, (B) the Performance Period during which the Performance Goals must be met, (C) the maximum amounts that may be paid if the Performance Goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of Section 162(m) of the Code for qualified performance-based compensation.

         9.3 Criteria Used for Performance Goals. The Committee will use Performance Goals based on one or more of the following criteria: Unit price, earnings per Unit, net earnings, operating earnings, return on assets, unitholder return, return on equity, growth in assets, unit volume, sales, cash flow, market share, relative performance to a Comparison Group, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The Performance Goals may relate to the Participant's business unit or the performance of the Partnership as a whole, or any combination of the foregoing. Performance Goals need not be uniform as among Participants.

         9.4 Announcement of Grants. The Committee will certify and announce the results for each Performance Period to all Participants as promptly as practicable following the completion of the Performance Period. If and to the extent that the Committee does not certify that the Performance Goals have been met, the applicable grants of Restricted Units and Restricted Unit Distribution Equivalents for the Performance Period will be forfeited.




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10.      NON-TRANSFERABILITY

         No Restricted Unit, rights to Restricted Unit Distribution Equivalents or other rights granted under the Plan will be transferable otherwise than by will or the laws of descent and distribution.

11.      CONSEQUENCES OF A CHANGE OF CONTROL

         11.1 Notice and Acceleration. Upon a Change of Control, unless the Committee determines otherwise, (i) the Company will provide each Participant with outstanding grants written notice of such Change of Control, (ii) the restrictions and conditions on all outstanding grants of Restricted Units will immediately lapse, and (iii) Restricted Unit Distribution Equivalents will become payable in cash in such amounts as the Committee may determine.

         11.2 Assumption of Grants. Upon a Change of Control where the Partnership is not the surviving entity (or survives only as a subsidiary of another entity), unless the Committee determines otherwise, all outstanding grants will be converted to similar grants of the surviving entity (or a parent of the surviving entity).

         11.3 Committee. The Committee making the determinations under this
Section 11 following a Change of Control must be comprised of the same members as those on the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of Sections 11.1 and 11.2 will apply, and the Committee will not have discretion to vary them.

         11.4 Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee will not have the right to take any actions described in the Plan (including without limitation actions described in this Section 11) that would make the Change of Control ineligible for desired accounting treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

12.      ADJUSTMENT OF NUMBER AND PRICE OF UNITS, ETC.

         Notwithstanding anything to the contrary in this Plan, in the event (a) any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of Common Units or other securities of APLP; security split or reverse split, extraordinary distribution, liquidation, dissolution, significant corporate or partnership transaction (whether relating to assets, limited partnership interests, or stock) involving APLP, or other extraordinary transaction or event affects Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of Participants' rights under the Plan, then the Committee may adjust (i) any or all of the number or kind of Partnership interests reserved for issuance under the Plan, (ii) the maximum number of Units which may be the subject of grants to any one individual in any calendar year, (iii) the number or kind of Partnership interests to be

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subject to future grants under the Plan, (iv) the number of Restricted Units,
(v) the terms and conditions applicable to Restricted Units, and/or (vi) the terms and conditions applicable to Restricted Unit Distribution Equivalents, provided that the number of Restricted Units will always be a whole number. Any such determination of adjustments by the Committee will be conclusive for all purposes of the Plan.

13.      LIMITATION OF RIGHTS

         Nothing contained in this Plan will be construed to give an Employee any right to a grant hereunder except as may be authorized in the discretion of the Committee. A grant under this Plan will not constitute or be evidence of any agreement or understanding, expressed or implied, that the Company will employ a Participant for any specified period of time, in any specific position or at any particular rate of remuneration.

14.      AMENDMENT OR TERMINATION OF PLAN

         Subject to Board approval, the Committee may at any time, and from time to time, alter, amend, suspend or terminate this Plan without the consent of the Company's shareholders, APLP's unitholders, or Participants, except that any such alteration, amendment, suspension or termination will be subject to the provisions of the APLP Partnership Agreement and to the approval of the Company's shareholder within one year after such Committee and Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Units are then listed or quoted, or if the Committee in its discretion determines that obtaining such shareholder approval is for any reason advisable. No termination or amendment of this Plan may, without the consent of the Participant to whom any Restricted Unit has previously been granted, adversely affect the rights of such Participant under such Restricted Unit, including any Restricted Unit Distribution Equivalents. Notwithstanding the foregoing, the Committee may make minor amendments to this Plan which do not materially affect the rights of Participants or significantly increase the cost to the Partnership.

15.      TAX WITHHOLDING

         Upon the lapse of restrictions on Restricted Units, the Company will require the recipient to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements. However, to the extent authorized by rules and regulations of the Administrative Committee, the Company may withhold Units and make cash payments in respect thereof in satisfaction of a recipient's tax obligations in an amount that does not exceed the recipient's minimum applicable withholding tax obligations.

16.      GOVERNMENTAL APPROVAL

         Each grant of Restricted Units will be subject to the requirement that if at any time the listing, registration or qualification of the Units covered thereby upon any securities exchange, or under any state or federal law, or the consent or approval of any governmental regulatory body, is

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necessary or desirable as a condition of or in connection with the awarding of such grant of Restricted Units, then no such grant may be paid in whole or in part unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.

17.      EFFECTIVE DATE OF PLAN

         17.1 This Plan will become effective as of January 1, 2000, subject to approval by the Company's shareholder.

         17.2 Shareholder Approval for "Qualified Performance-Based Compensation." This Plan must be reapproved by the shareholder of the Company no later than the first meeting of shareholders that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 9, if required by Section 162(m) of the Code or the regulations thereunder.

18.      SUCCESSORS

         This Plan will be binding upon and inure to the benefit of APLP, the General Partner, their successors and assigns and the Participant and his heirs, executors, administrators and legal representatives.

19.      HEADINGS AND CAPTIONS

         The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

20.      GOVERNING LAW

         The validity, construction, interpretation and effect of the Plan will be governed exclusively by and determined in accordance with the law of the Commonwealth of Pennsylvania.




Approved by Shareholder of AmeriGas Propane, Inc. on December 13, 1999.




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